Exhibit 10.2(d)

JOHN R. MILLER

EMPLOYMENT AGREEMENT EXTENSION

            THIS EMPLOYMENT AGREEMENT EXTENSION (“Extension Agreement”) dated as of the 28th day of October, 2008, is made by and between National Beef Packing Company, LLC, a Delaware limited liability company (“National Beef”), and John R. Miller (“Executive”).

            WHEREAS, National Beef entered into an employment agreement with Executive dated as of the 6th day of August 2003 (“Employment Agreement”) under which Executive will be employed as Chief Executive Officer of National Beef until the earlier of the last day of the fiscal year ending on or about August 30, 2008, or such later date as the parties may agree, or the Termination Date as defined in the Employment Agreement;

            WHEREAS, the Employment Agreement was previously extended through October 31, 2008;

            WHEREAS, National Beef and the owners of National Beef have entered into a Membership Interest Purchase Agreement with JBS, S.A., a Brazilian beef processing company, dated as of February 29, 2008 (“MIPA”) under which the ownership interests of National Beef would be sold and transferred to JBS, S.A. or an affiliate at the closing of the transaction (“Closing”); and

            WHEREAS, National Beef and Executive desire the Employment Agreement to continue through the earlier of the Closing or the last day of November, 2008 under the provisions of this Extension Agreement;

            THEREFORE, National Beef and Executive agree as follows:

            1.         Extension of Expiration Date.  The Expiration Date of the Employment Agreement shall be extended under Paragraph 1, clause (a) from October 31, 2008 to “the last day of November, 2008, or the closing of the transactions under the MIPA, whichever is earlier.”  The extension shall apply to all provisions of the Employment Agreement, except Sections 3.b., 3.c., and 3.d. for which the language shall be construed that the Employment Agreement expires and measuring periods end on the last day of the fiscal year ending on or about August 30, 2008.

            2.         Effect.  National Beef and Executive intend this Extension Agreement to amend the Employment Agreement as of the date above written.

NATIONAL BEEF PACKING COMPANY, LLC By /s/ Steven D. Hunt Steven D. Hunt Chair, Management Committee	EXECUTIVE: JOHN R. MILLER /s/ John R. Miller John R. Miller